Exhibit 10.4

RESOLUTION of THE BOARD OF DIRECTORS

OF

SEEDO CORP.

The undersigned members of the Board of Directors of Seedo Corp. (the “Board”), a Delaware corporation (the “Corporation”), hereby adopt the following resolutions (the “Resolutions”), effective August 7, 2020.

WHEREAS there has been presented and considered by the Board to enter into a certain Convertible Debenture, Securities Purchase Agreement and ancillary agreements (collectively, the “Agreements”) with YAII PN, LTD.;

NOW THEREFORE BE IT RESOLVED that the Corporation having considered this matter that said Agreement is deemed to be in the financial interest of the company, and pursuant to DGCL §141, the Directors unanimously has RESOLVED:

To EXECUTE and said Agreement

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing Resolutions are hereby ratified and approved as duly authorized actions of the Corporation.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 7th August, 2020

David Grossman

David Freidenberg

Gil Feiler